                                                                    EXHIBIT 3.11

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 9
                            ARTICLES OF AMALGAMATION
                                  (SECTION 179)


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1 - Name of Amalgamated Corporation

         BROWN SHOE COMPANY OF CANADA LIMITED

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2 - The Place within Canada where the registered office is to be situated

         1857 Rogers Road,
         Perth, Ontario.

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3 - The classes and any maximum number of shares that the corporation is authorized to issue

         See Schedule "A" attached.

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4 - Restrictions if any on share transfers

         No shares of the capital stock of the Corporation shall be transferred without the express sanction of the Directors, as signified by a resolution of the board.

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5 - Number (or minimum and maximum number) of directors

         There shall be a minimum of three Directors and a maximum of five Directors.

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6 - Restrictions if any on business the corporation may carry on

         None.

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7 - Other provisions if any

         None.


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8

The amalgamation agreement has been approved by special                      [ ]
resolutions of shareholders of each of the amalgamating corporations listed in item 10 below in accordance with
Section 177 of the Canada Business Corporations Act.

The amalgamation agreement has been approved by a resolution                 [X]
of the directors of each of the amalgamating corporations listed in Item 10 below in accordance with Section 178 of the Canada Business Corporations Act. These articles of amalgamation are the same as the articles of incorporation
(name the designated amalgamating corporation)

         Brown Shoe Company of Canada Limited

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

9 - Name of the amalgamating corporation the by-laws of which are to be the by-laws of the amalgamated corporation.

         Brown Shoe Company of Canada Limited

10 - Name of
     Amalgamating                                                                                           Description
     Corporations                     Corporation No.               Signature                   Date         of Office
     ------------                     ---------------               ---------                   ----        -----------

Brown Shoe Company of Canada Limited  33033                  /s/ D. Carr Gamble, Jr.          5-19-81
                                                             D. Carr Gamble, Jr.
                                                             Vice President

O.S.I. of Canada                      115107                 /s/ Robert D. Pickle             5-19-81
                                                             Robert D. Pickle
                                                             Assistant Secretary

                                  SCHEDULE "A"

         "The authorized capital of the Company shall consist of thirty-one thousand five hundred (31,500) five per cent (5%) Non-cumulative
Non-participating Redeemable Class "A" Shares and eighty-nine thousand one hundred and sixty-six (89,166) Class "B" Shares.

         The said five per cent (5%) Non-cumulative Non-participating Redeemable Class "A" Shares (hereinafter referred to as the Class "A" Shares) and the said Class "B" Shares shall respectively carry and be subject to the following preferences, rights, conditions, restrictions, and limitations, that is to say:-

         (a) Dividends: The holders of record of the Class "A" Shares shall be entitled to receive, when and as declared by the board of directors, out of the moneys of the Company properly applicable to the payment of dividends, non-cumulative preferential dividends at the rate of five per cent (5%) per annum, and no more, on the capital for the time being paid up thereon, payable at such times, in such amounts, at such place or places as the board of directors may from time to time determine. No dividends shall hereafter be paid or declared and set apart for payment in any calendar year on or in respect of any other shares of the Company unless dividends aggregating five per cent (5%) per share on all then outstanding Class "A" Shares shall have been paid or declared and set apart for payment during such calendar year.

         (b) Liquidation: In the event of the liquidation, winding up or dissolution of the Company or on any distribution of assets, other than by way of dividends, no sum whatsoever shall be paid to nor shall any assets whatsoever be distributed among the holders of any other shares of the Company until there shall have been paid or set apart for payment to the holders of the Class "A" Shares the amount of capital paid up thereon respectively plus a sum equal to any dividend then declared thereon and remaining unpaid, and the holders of the Class "A" Shares shall be entitled to be paid all such moneys out of the assets of the Company by preference over and in priority to the holders of any other shares of capital stock of the Company, but the holders of the Class "A" Shares shall not have the right or be entitled to any further participation in the assets of the Company.

         (c) Purchase: Subject to the provisions of section 32 (2) of the Canada Business Corporation Act, the Company, by resolution of its board of directors, shall have the right at any time or from time to time to purchase (if obtainable) for cancellation the whole or any part of the Class "A" Shares then outstanding by private contract (with the unanimous consent of the holders of all the outstanding Class "A" Shares) or after invitation for tenders addressed to all holders of record of the Class "A" Shares at a price or prices not exceeding the amount paid up thereon respectively plus an amount equal to any dividends then declared thereon and remaining unpaid and plus a cost of purchase. If, upon any invitation for tenders under the provisions of this paragraph Class "A" Shares are tendered to the Company in excess of the number of Class "A" Shares which the Company is prepared to purchase, then the Class "A" Shares to be purchased by the Company shall be purchased as nearly as may be pro rata to the number of Class "A" Shares tendered by each shareholder who submits a tender to the Company. Notwithstanding the foregoing, with the consent of the holders of all outstanding Class "A" Shares any Class "A" Shares may be purchased for cancellation by selecting for that purpose all or any of the shares of any particular holder or holders.

         (d) Redemption: Subject to the provisions of section 34(2) of the Canada Business Corporations Act, the Company, by resolution of its board of directors, shall have the right, at its option, at any time to redeem all or from time to time to redeem any of the Class "A" Shares upon giving notice as hereinafter provided, on payment of the redemption price, viz., the amount of capital paid upon the Class "A" Shares to be redeemed plus an amount equal to any dividends then declared thereon and remaining unpaid. If less than all the outstanding Class "A" Shares are to be redeemed, the shares so to be redeemed shall be selected, as nearly as maybe, pro rata, disregarding fractions, from amongst the holders of all the then outstanding Class "A" Shares, provided, however, that with the consent of all such holders, such selection may be made in any manner whatever, which may include the selection of all or any of the shares of any particular holder or holders. The Company shall, at least twenty-one (21) days prior to the date fixed for redemption, give notice in writing to each person, who at the date of giving of such notice, is a registered holder of any of the Class "A" Shares so to be redeemed, of the intention of the Company to redeem the same. Such notice shall be given by posting the same in a prepaid registered letter addressed to the registered holder at the last address of such holder appearing on the books of the Company or, in the event of the address of any such holder not so appearing, then to the last known address of such holder. Such notice shall set out the number of Class "A" Shares so to be redeemed held by the person to whom it is addressed, the date of which such redemption is to take place and the place or place fixed for payment of the redemption price. Every such notice shall be deemed to have been given on the day of the mailing thereof. If notice of redemption to be given as aforesaid and an amount sufficient to redeem the Class "A" Shares called for redemption be deposited with any bank or trust company, at the place where the head office of the Company is then situated, of which notice shall have been given, to the credit of a special account for the holders of such shares, or in any other place or places specified by the notice, on or before the date fixed for redemption, the holders of such shares shall thereafter have no rights in or against the Company and no other rights, except to receive payment out of the money so deposited on presentation and surrender of the certificates representing such shares so called for redemption.

         (e) Voting: The holders of the Class "A" Shares and of the Class "B" Shares shall, at all meeting of shareholders, have one (1) vote for each outstanding Class "A" or Class "B" Share held by them respectively.

         (f) General: Upon any purchase or redemption for cancellation under paragraphs (c) or (d) thereof, the stated capital account maintained for the Class "A" Shares shall be adjusted in accordance with Section 37 (1) of the Canada Business Corporations Act.

         No Class "A" Shares purchased or redeemed by the Company under paragraphs (c) or (d) hereof may be re-issued.

         All payment to be made hereunder on or in respect of the Class "A" Shares, whether on account of capital, dividends or otherwise, shall be made in U.S. funds.

         The term "U.S. funds" wherever used herein means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

                            CERTIFICATE OF AMENDMENT

                                 CANADA BUSINESS
                                CORPORATIONS ACT

BROWN SHOE COMPANY OF CANADA, LTD.                                  115106
--------------------------------------------------------------------------------
        NAME OF CORPORATION                                         NUMBER


I hereby certify that the Articles of the above-mentioned Corporation were amended under Section 171 of the Canada Business Corporations Act as set out in the attached Articles of Amendment.


/s/ [signature illegible]                                    August 18, 1982.

Director                                                     Date of Amendment

                        CANADA BUSINESS CORPORATIONS ACT
                                     FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 171)

1 - Name of Corporation                                      2 - Corporation No.

BROWN SHOE COMPANY OF CANADA LIMITED                                  115106

3 - The articles of the above-named corporation are amended as follows:

The name of the above named Corporation is hereby changed to BROWN SHOE COMPANY OF CANADA, LTD.


Date                            Signature                    Description of Office


July 23, 1982                   [signature illegible]        Director

                                                             Filed

                                                                 August 24, 1982

                            CERTIFICATE OF AMENDMENT

                                 CANADA BUSINESS
                                CORPORATIONS ACT


BROWN SHOE COMPANY OF CANADA LTD                                    115106-1
--------------------------------------------------------------------------------
       NAME OF CORPORATION                                          NUMBER


I hereby certify that the Articles of the above-mentioned Corporation were amended under Section 171 of the Canada Business Corporations Act as set out in the attached Articles of Amendment.


/s/ [signature illegible]                                    September 14, 1992

Director                                                     Date of Amendment

                        CANADA BUSINESS CORPORATIONS ACT
                                     FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 171)

1 - Name of Corporation                                        2 - Corporation No.

BROWN SHOE COMPANY OF CANADA LTD                                         115106

3 - The articles of the above-named corporation are amended as follows:

La denomination sociale de la societe est changee pour y ajouter la version francaise suivante:

         "CHAUSSURES BROWN DU CANADA LTEE"

de sorte que la raison sociale de law societe, dans ses deux (2) versions devra se lire comme suit:

         "BROWN SHOE COMPANY OF CANADA LTD/CHAUSSURES BROWN DU CANADA LTEE"


Date                     Signature                       Description of Office

11 aout 1992             [signature illegible]           President

                                                         Filed

                                                              September 14, 1992

                            CERTIFICATE OF AMENDMENT

                                 CANADA BUSINESS
                                CORPORATIONS ACT


BROWN SHOE COMPANY OF CANADA, LTD.                                 115106-1
--------------------------------------------------------------------------------
        NAME OF CORPORATION                                        NUMBER


I hereby certify that the Articles of the above-mentioned corporation were amended under Section 179 of the Canada Business Corporations Act as set out in the attached Articles of Amendment.


/s/ [signature illegible]                                    November 20, 2001

Director                                                     Date of Amendment

                        CANADA BUSINESS CORPORATIONS ACT
                                     FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 171)

1 - Name of Corporation                                      2 - Corporation No.

BROWN SHOE COMPANY OF CANADA LIMITED                                  115106

3 - The articles of the above-named corporation are amended as follows:

    to change the size of the Board from a minimum of three and a maximum of five to a minimum of one and a maximum of ten.


Date                            Signature                    Description of Office

November 16, 2001               [signature illegible]        President

                                                             Filed

                                                               November 19, 2001